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                                     EXHIBIT 23.1

                             CONSENT OF BDO SEIDMAN, LLP

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Barringer Laboratories, Inc.
Golden, Colorado

We consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our report dated March 6, 1996, relating to the consolidated financial statements of Barringer Laboratories, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP

Denver, Colorado
September 11, 1996